Exhibit j under Form N-1A
                                               Exhibit 23 under Item 601/Reg S-K




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the references to our firm under the captions "Financial Highlights" in the Class A Shares, Class B Shares, Class C Shares and Class F Shares Prospectuses and under the caption "Independent Registered Public Accounting Firm" in the Class A Shares, Class B Shares, Class C Shares and Class F Shares Statement of Additional Information in Post-Effective Amendment Number 47 to the Registration Statement (Form N-1A, No. 2-74191) of Federated Government Income Securities, Inc., and to the incorporation by reference of our report dated April 19, 2007 on Federated Government Income Securities, Inc. included in the Annual Report to Shareholders for the fiscal year ended February 28, 2007.



/s/ Ernst & Young, LLP

Boston, Massachusetts
April 24, 2007